Exhibit 99.5
CUSTOMER TALKING POINTS
About the Acquisition Process
•	On February 1, 2010 Haemonetics and Global Med announced Haemonetics’ plans to acquire Global Med’s global business through the purchase of Global Med’s outstanding shares
•	Subject to customary closing conditions, including the tender of at least a majority of the shares of Global Med’s preferred and common stock
•	Acquisition is expected to close in first calendar quarter 2010
“Let me tell you about Haemonetics”
•	A global leader in blood management solutions
•	Integrated device, IT, and service offerings into a comprehensive blood management solutions offering to help manage the blood supply chain and improve blood management practices
•	Devices include blood component collection technologies, surgical blood salvage systems, diagnostics products for enhanced blood management both during and after surgery and software enabled refrigerators for the automated disposition of blood components at the point of care
•	Blood management solutions can improve health care and lower costs by optimizing the collection, processing, and use of scarce blood resources
“Let me tell you about Global Med”
•	Transfusion industry information technology company
•	Software and services span the blood supply chain and include a blood donor and donation and blood unit management system, a donor recruitment management system, and a hospital inventory, cross-matching and transfusion tracking system
•	European presence through its Inlog S.A. subsidiary
•	A leader in the European and North American transfusion software markets
“Why are you acquiring Global Med”
•	Vision to offer a robust, comprehensive set of software platforms that will be integrated from the front end of the blood management process (blood donations) to the delivery of blood components to the patient

•	Global Med’s software is complementary to our current offerings:
o	donor recruitment

o	cellular therapy and tissue tracking

o	transfusion service management for blood centers and hospitals
•	Acquisition accelerates our vision of offering complete suite of products required to accomplish an integrated data management system from donor to patient

•	With Global Med, we can enable blood collection customers, hospital transfusion services and point-of-care professionals to achieve greater efficiency in managing their businesses, providing better economic and clinical outcomes, and maintaining regulatory compliance. In short, our aim is to help our customers in delivering best blood management practices.
“Why do you want to join Haemonetics”
•	Common strategy to provide blood management tools to hospitals and blood centers that can help improve patient care and reduce costs

•	Global Med brings a broad information technology platform offering that spans the blood supply chain; Haemonetics brings devices, software, and consulting services for optimal blood management with the blood center and hospital markets
•	Haemonetics brings global reach, strong sales force in blood banks and hospitals, and resources
•	Together, we can help our customers improve efficiencies and achieve improved economic and clinical outcomes in delivering best blood management practices
“How will this impact me”
•	Merger is great for the transfusion industry
•	We intend to integrate information technology platforms across the blood supply chain from donor to patient
•	Increased opportunity for operational efficiency, ease of use, and process enhancements
•	Both companies have a strong reputation for industry leadership and customer satisfaction
•	Combined companies will have significant resources and expertise to continue to devote to servicing our customers, as well as to support existing platforms and new platform development
•	We will continue to support existing platforms
“How will this impact me” (plasma customer)
•	No direct impact to plasma customers
•	We will continue to stay focused on our plasma customer and their individual goals/objectives; we have made a number of investments in improving our customer focus and these will continue
•	Global Med’s information technology platforms used in blood banks and do not overlap plasma platforms
•	Acquisition enhances our expertise in software development and gives further exposure to information management in transfusion medicine
•	Leverage this expertise going forward as we develop next generation plasma platforms
Important, Legally-Required Information
THIS COMMUNICATION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. ATLAS ACQUISITION CORP.’S (A WHOLLY-OWNED SUBSIDIARY OF HAEMONETICS CORPORATION) TENDER OFFER FOR THE SHARES OF GLOBAL MED TECHNOLOGIES, INC.’S CAPITAL STOCK HAS NOT COMMENCED. THE SOLICITATION AND THE OFFER TO BUY SHARES OF GLOBAL MED’S CAPITAL STOCK WILL ONLY BE MADE PURSUANT TO A TENDER OFFER STATEMENT ON SCHEDULE TO, INCLUDING AN OFFER TO PURCHASE AND OTHER RELATED MATERIALS THAT ATLAS ACQUISITION CORP. INTENDS TO FILE WITH THE SEC. GLOBAL MED WILL FILE A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9. ONCE FILED, GLOBAL MED STOCKHOLDERS SHOULD READ ALL OF THESE MATERIALS CAREFULLY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION.
     ONCE FILED, GLOBAL MED STOCKHOLDERS WILL BE ABLE TO OBTAIN THE TENDER OFFER STATEMENT ON SCHEDULE TO, THE OFFER TO PURCHASE AND RELATED MATERIALS WITH RESPECT TO THE OFFER, FREE OF CHARGE AT THE WEBSITE OF THE SEC AT WWW.SEC.GOV, FROM THE INFORMATION AGENT NAMED IN THE TENDER OFFER MATERIALS OR BY SENDING A WRITTEN REQUEST TO ATLAS

ACQUISITION CORP. REQUESTS FOR DOCUMENTS FROM ATLAS ACQUISITION CORP. OR HAEMONETICS CORPORATION SHOULD BE SUBMITTED IN WRITING TO: HAEMONETICS CORPORATION, ATTN: INVESTOR RELATIONS, 400 WOOD ROAD, BRAINTREE, MASSACHUSETTS 02184. IN ADDITION, HAEMONETICS CORPORATION AND GLOBAL MED EACH FILE ANNUAL, QUARTERLY AND OTHER REPORTS WITH THE SEC. COPIES OF THESE REPORTS OR OTHER SEC FILINGS ARE AVAILABLE FOR FREE AT THE SEC PUBLIC REFERENCE ROOM AT 100 F STREET, NE, WASHINGTON, DC 20549 AND www.sec.gov.
This communication contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Haemonetics and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits of the transaction may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, Global Med’s business may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; and other risks that are described from time to time in Haemonetics’ and Global Med’s Securities and Exchange Commission reports, including but not limited to the risks described in Haemonetics’ Annual Report on Form 10-K for its fiscal year ended March 28, 2009 and Global Med’s Annual Report on Form 10-K for its fiscal year ended December 31, 2008. The foregoing list should not be construed as exhaustive. The forward-looking statements are based on estimates and assumptions and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements. Haemonetics assumes no obligation and does not intend to update these forward-looking statements except as required by law.